AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF
ASSETS AND ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations ("Agreement") is made as of December , 2010 (the "Effective Date"), by and between Strathmore Investments, Inc. ("Strathmore" or "Assignor"), with an address of 29399 Agoura Road, Agoura Hills, CA 91301, and OmniReliant Holdings, Inc., a Nevada corporation ("Assignee").

WHEREAS, Strathmore owns 100% of certain assets, including, but not limited to, those set forth on Schedule A attached hereto.

WHEREAS, Strathmore desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Strathmore, all of Strathmore's interest in those assets sets forth on Schedule A hereto (the "Assets"), free and clear of all liens, claims, encumbrances and liabilities.

WHEREAS, Omni desires to transfer to Strathmore all shares of Strathmore stock owned by Omni.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.

Assignment and Sale.

1.1

Assignment of Assets. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Strathmore, Strathmore does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Strathmore's right, title and interest in, to and under the Assets. Notwithstanding the foregoing, this Agreement shall be deemed null and void and all Consideration (as hereinafter defined) shall be returned to Assignee if the Assignor, or any shareholder of the Assignor commits any acts of fraud.

1.2

Closing. The purchase and sale of Strathmore's interest in the

Assets and return of Strathmore stock shall take place at a closing (the "Closing"), to be held on Monday November 22, 2010 via electronic means.

1.3

Further Assurances. Assignors shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Strathmore to Assignee of its interest in the Assets.

1.4

Consideration. As consideration for the transfer of the Assets,

Assignee shall return and deliver to Strathmore 450 shares of Strathmore's common stock Assignee holds back to the Assignor, and further, all defaults under the several outstanding secured capital notes (collectively the "Notes"), shall be deemed cured. It is further agreed that if Strathmore pays the amount of $375,000 within a hundred and twenty days of going public, the Notes shall be deemed satisfied, in full. Failure to timely pay the Notes, as set forth in this Section 1.4 shall be an event of default under the Notes, subject to the terms and conditions of the Notes.

1.5

Payment of Other Liabilities. Within a hundred and twenty

(120) days of going public, Strathmore shall also satisfy all debts and obligations set forth on Schedule "B" of this Agreement. Agreements providing for extended payment terms of the obligations set forth on Schedule "B" shall be deemed to satisfy the requirements of this Section 1.5, with the exception of the Chase Paymenttech Merchant Account which shall also be satisfied in full within hundred and twenty (120) days of Strathmore going public.

Section 2.

Assignor Deliverables. On or prior to the date of closing, Assignor shall deliver to the assignee, audited financial statements for the year ended December 31, 2009 and unaudited financial statements for the quarter ended September 30, 2010.

Section 3.

Representations and Warranties of the Assignors. Assignor hereby makes the following representations and warranties, based upon the actual knowledge of David Bleeden, without duty of inquiry, to Assignee, which shall survive the Closing:

3.1

The Assets are owned by Assignor free and clear of any and all liens, claims, encumbrances, preemptive rights, right or first refusal and adverse interests of any kind except as listed in section 3.(a) of Schedule B, attached hereto.

3..2

Assignor has the requisite power and authority to enter into this

Agreement and to consummate the transactions contemplated hereby and otherwise to carry out obligations hereunder.

3.3

No consent, approval or agreement of any individual or entity,

other than OmniReliant is required to be obtained by Assignor in connection with the execution and performance by Assignor of this Agreement or the execution and performance by Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement except as listed in section 3.(a) of Schedule B, attached hereto.

3.4

There is no private or governmental action, suit, proceeding, claim,

arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to Assignor's knowledge, threatened against Assignor or any of Assignor's' properties except as listed in section 3.(a) of Schedule B, attached hereto.

3.5

There is no judgment, decree or order against Assignor that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement, except as listed in section 3.(a) of Schedule B, attached hereto.

3.6

      There are no material claims, actions, suits, proceedings, inquiries,

labor disputes or investigations pending or, to Assignor's knowledge, threatened against the Assignor or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation except as listed in section 3.(a) of Schedule B, attached hereto.

3.7

      No bankruptcy, receivership or debtor relief proceedings are pending or, to Assignor's knowledge, threatened against Assignor.

3.8

       To the best of his knowledge, Assignor has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to "Laws" shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

3.9

      Assignor is aware of Assignees business affairs and financial condition and has reached an informed and knowledgeable decision to assign the Assets.

3.10 There are no liabilities, commitments, contracts, agreements, obligations or other claims against Assignor or the Assets, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets except as listed in section 3.(a) of Schedule B, attached hereto.

3.11 All representations, covenants and warranties of Assignor contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

3.12 Assignor agrees to indemnify and hold harmless Assignee for and against any breach of the representations or warranties contained in this Agreement.

3.13 Assignor agrees to defend, indemnify, and hold harmless Assignee, its officers, directors, agents and assigns with respect to any claim constituting a breach of the representations or warranties contained in this Agreement. With respect to any such claims, either party shall give the other party prompt notice of the claim.

Section 4. Releases.

4.1 Releases by Assignor. With the exception of the obligations,

representations and warranties set forth in this Agreement, and the duty to pay the Notes, as set forth in paragraph 1.4 of this Agreement, Assignor hereby fully releases and finally and forever discharges Assignee and its affiliates, related entities, members, managers, assignees, officers, directors, shareholders, employees, partners, agents, representatives, attorneys, successors and assigns from any all claims, demands, debts, controversies, liabilities, obligations, costs, expenses, attorney's fees, actions and causes of action of any kind, nature, character, or description whatsoever, however originating, arising or existing, whether known or unknown, matured or inchoate, which Assignor may now or hereinafter have against Assignee and its affiliates, related members, managers, assignees, entities, officers, directors, shareholders, employees, partners, agents, representatives, attorneys, successors and assigns arising out of any event which occurred prior to the Effective Date.

 4.2 Releases by Assignee. With the exception of the obligations,

representations and warranties set forth in this Agreement, Assignee hereby fully releases and finally and forever discharges Assignor and its affiliates, related entities, officers, directors, shareholders, employees, partners, agents, representatives, attorneys, successors and assigns from any all claims, demands, debts, controversies, liabilities, obligations, costs, expenses, attorney's fees, actions and causes of action of any kind, nature, character, or description whatsoever, however originating, arising or existing, whether known or unknown, matured or inchoate, which Assignee may now or hereinafter have against Assignor and its affiliates, related entities, officers, directors, shareholders, employees, partners, agents, representatives, attorneys, successors and assigns arising out of any event which occurred prior to the date of this Agreement..

 4.3 No Future Actions. With the exception of the obligations,

representations and warranties set forth in this Agreement, the Parties shall forever refrain and forebear from commencing, instituting, or participating, either as a named or unnamed party, in any lawsuit, action or other proceeding against the other Party based on or arising out of any facts or circumstances which occurred prior to the Effective Date.

 4.4 Waiver of Benefits of Civil Code, Section 1542. The Parties

hereto, and each of them, understand that in entering into this Agreement they are releasing claims which may currently exist but which they may not know about. In entering into this Agreement, the Parties expressly waive any and all benefits of Section 1542 of the California Civil Code, to the extent that the Parties are releasing claims known and unknown, matured or inchoate. California Civil Code, Section 1542 which reads as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Each Party hereby represents and warrants to the other Party that in waiving the benefits of Section 1542 of the California Code of Civil Procedure, each Party has been advised by their counsel of the meaning and effect of such waiver and that each Party has agreed to voluntarily waived the benefits and protections of Section 1542 of the California Code of Civil Procedure.

Section 5.

Miscellaneous.

5.1 Entire Agreement. This Agreement constitutes the entire

agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

5.2 Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

5.3 Conflicts. In the event of a conflict between the terms of this

Agreement and any other Agreement by and between the Parties which pre-dates this Agreement the terms of this Agreement shall be deemed to be controlling and to the extent of such conflict, this Agreement shall be a modification of said prior agreements.

5.4 Cooperation. The Parties, and each of them, agree to execute and/or cause to be executed promptly any and all documents now or hereafter necessary to effectuate the purpose and intent of this Agreement. Notwithstanding the failure or refusal on the part of any Party and/or its or his agents, attorneys, or representatives to execute any necessary document, this Agreement shall constitute a full and complete release of the claims released herein.

5.5 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Agreement. Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

5.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. By execution and delivery of this Agreement, each of the parties hereby irrevocably (i) consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal court located in Los Angeles, California only, (ii) submits to and accepts the jurisdiction of said court, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made either (a) in the manner set forth in this Agreement (other than by telecopier), or (b) any other method of service permitted by law. Nothing set forth herein shall be deemed to change or modify venue for action brought directly on the Notes and the venue provisions of the Notes shall be deemed to control.

 5.7 Waiver of Jury Trial. Each of the parties hereto hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which may arise out of or in any way be connected with this Agreement or any of the other documents or agreements executed in connection herewith.

5.8 Parties to Pay Own Expenses. Each of the parties to this

Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

5.9 No Admission of Liability. Nothing set forth in this Agreement is shall be deemed to be an admission of  liability by either party for any purpose.

5.10 Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

5.11 Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other parties to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

5.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

5.14 Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

5.15 Legal Representation. Each party hereto acknowledges that it has been represented by independent legal counsel concerning this Agreement.

IN WITTNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

ASSIGNOR:

STRATHMORE INVESTMENTS, INC.

By: /s/ David Bleeden

Name: David Bleeden

Title: President

ASSIGNEE:

OMINRELIANT HOLDINGS, INC.

By: /s/ Robert DeCecco III

Name: Robert Dececco III

Title: Chief Executive Officer